EXHIBIT 5.1

[Powell, Goldstein, Frazer & Murphy LLP Letterhead]

September 24, 2003

Gevity HR, Inc.
600 301 Boulevard West, Suite 202
Bradenton, Florida 34205

Re:       Amendment No. 1 to Form S-8 Registration Statement
             Gevity HR, Inc. 1997 Stock Incentive Plan

Ladies and Gentlemen:

        We have served as counsel for Gevity HR, Inc., a Florida corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Amendment No. 1 to Form S-8 Registration Statement (the “Registration Statement”), of an aggregate of 2,000,000 shares of common stock, $.01 par value of the Registrant (the “Shares”), to be issued and sold by the Registrant upon the exercise of options granted to certain officers, directors, consultants and key employees of the Registrant pursuant to the Gevity HR, Inc. 1997 Stock Incentive Plan, as amended (the “Plan”).

        We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Registrant and the authorization of the grants of stock options pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Registrant officials and of appropriate governmental officials.

        We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Florida.

        Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

    1.    the Shares have been duly authorized; and

    2.    upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Powell, Goldstein, Frazer & Murphy LLP
POWELL, GOLDSTEIN, FRAZER & MURPHY LLP